As filed with the Securities and Exchange Commission on March 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NXP Semiconductors N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	3674	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Tel: +31 40 2729999

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tim Shelhamer

6501 William Cannon Dr. West, MD: OE62

Austin, TX 78735

United States

Tel: +1 (512) 895-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Brod

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Approximate date of commencement of proposed sale to the public: From time to time after the date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Ordinary shares, par value €0.20 per share

(1)	Information omitted pursuant to General Instruction II.E of Registration Statement on Form F-3.
(2)	There are being registered an indeterminate number of securities as may from time to time be issued at indeterminate prices. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

NXP Semiconductors N.V.

Ordinary Shares

We may offer and sell ordinary shares from time to time. We reserve the sole right to accept, and we and any agents, dealers or underwriters reserve the right to reject, in whole or in part, any proposed purchase of ordinary shares. The registration of our ordinary shares by us does not necessarily mean that we will sell any ordinary shares.

In addition, certain shareholders to be identified in the future may offer and sell our ordinary shares from time to time (such shareholders, the “Selling Shareholders”), together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. The Selling Shareholders may include entities affiliated with directors of our company and with members of our senior management. The registration of the ordinary shares held by our shareholders does not necessarily mean that any of the ordinary shares will be offered or sold by our shareholders.

This prospectus provides you with a general description of our ordinary shares we and/or certain Selling Shareholders, if applicable, may offer from time to time. Each time that we and/or any Selling Shareholders sell ordinary shares using this prospectus, we and/or any Selling Shareholders will provide a prospectus supplement to this prospectus. We also may provide investors with a free writing prospectus. The applicable prospectus supplement or free writing prospectus will contain more specific information about the offering and the ordinary shares being offered, including the names of any Selling Shareholders, if applicable, the prices and the net proceeds from the sales of those ordinary shares. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Any ordinary shares may be sold on a continuous or delayed basis, either directly, to or through agents, dealers or underwriters as designated from time to time or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any ordinary shares, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. This prospectus may not be used to sell ordinary shares unless accompanied by a prospectus supplement describing the method and terms of the offering.

Our ordinary shares are currently listed on the NASDAQ Global Select Market under the symbol “NXPI.”

An investment in our ordinary shares involves risks. You should read this prospectus and any applicable prospectus supplement, and the information incorporated by reference herein and therein for a discussion of the important factors you should consider before investing in our ordinary shares including those described under “Risk Factors” on page 5 as well as those set forth in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 4, 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain Selling Shareholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the ordinary shares that we and/or certain Selling Shareholders may offer. Each time we sell ordinary shares using this prospectus, we will provide a prospectus supplement to this prospectus and may also provide you with a free writing prospectus. The applicable prospectus supplement or free writing prospectus will contain more specific information about the offering, including the names of any Selling Shareholders, if applicable. The prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents filed with the SEC that is deemed to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY ORDINARY SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus. Neither we nor any Selling Shareholders have authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus, you must not rely on that information. We and any Selling Shareholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless the context otherwise requires, all references herein to “we,” “our,” “us” and “the Company” are to NXP Semiconductors N.V. and its subsidiaries. All references to “dollar”, “dollars” or “$” are to United States (“U.S.”) dollars. All references to the “euro”, “euros” or “€” are to the single currency of the member states of the European Union participating in the third state of the economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in, or incorporated by reference into, this prospectus includes forward-looking statements. When used in, or incorporated by reference into, this document, the words “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business, strategy, financial condition, results of operations and market data, as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all oral and written forward-looking statements attributable to us or persons acting on our behalf and include, in addition to those listed under “Risk Factors,” and those included elsewhere in, or incorporated by reference into, this prospectus, the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•	our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet both our debt service and research and development and capital investment requirements;

•	our ability to accurately estimate demand and match our production capacity accordingly;

•	our ability to obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our alliance partners;

•	our ability to win competitive bid selection processes to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product architects;

•	our ability to maintain good relationships with our suppliers;

•	our ability to achieve the synergies and value creation contemplated by the merger with Freescale Semiconductor, Ltd. (“Freescale”);

•	our ability to effectively integrate our business with Freescale; and

•	the diversion of management time on transaction-related issues.

In addition, this prospectus contains information concerning the semiconductor industry and our business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our market segments and product areas will develop. We have based these assumptions on information currently available to us, if any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, our future results of operations and financial condition, and the trading price of our ordinary shares, could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and, except for any ongoing obligation to disclose material information as required by the United States federal securities laws, we do not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this prospectus, whether to reflect any future events or circumstances or otherwise.

OUR COMPANY

We are a global semiconductor company and a long-standing supplier in the industry, with over 60 years of innovation and operating history. We provide leading High-Performance Mixed-Signal (HPMS) and Standard Products (SP) solutions that leverage our combined portfolio of intellectual property, deep application knowledge, process technology and manufacturing expertise in the domains of cryptography-security, high-speed interface, radio frequency (RF), mixed-signal analog-digital (mixed A/D), power management, digital signal processing and embedded system design.

Our product solutions are used in a wide range of end-market applications including: automotive, personal security and identification, wireless and wireline infrastructure, mobile communications, multi-market industrial, consumer and computing. We engage with leading global original equipment manufacturers (“OEMs”) and sell products in all major geographic regions.

NXP is organized into two market oriented reportable segments, High Performance Mixed Signal (“HPMS”) and Standard Products (“SP”). Corporate and Other represents the remaining portion (or “segment”) to reconcile to the Consolidated Financial Statements. You can find a description of each of our reportable segments below. We also have a manufacturing group that manages our manufacturing and supply chain activities.

HPMS products consist of highly differentiated application-specific semiconductors and system solutions, which accounted for 79% of our total product revenue in 2015. We believe the HPMS market is an attractive market due to growth in excess of the overall semiconductor market, the high barriers to entry, the loyalty of the customer base, the relative pricing stability and lower long-term capital intensity.

SP products consists primarily of discrete semiconductor devices that can be incorporated in many different types of electronics equipment, are typically sold to a wide variety of customers, and accounted for 21% of our total product revenue in 2015. NXP SP products are differentiated by our ability to consistently deliver cost effective, high unit volumes, which meet stringent quality levels and are a reflection of our long history of operational supply chain and continuously improved manufacturing processes. As a result we have been successful in improving the overall profitability of our SP segment.

We are incorporated in the Netherlands as a Dutch public company with limited liability (naamloze vennootschap).

On August 5, 2010, we made an initial public offering of 34 million ordinary shares and listed our ordinary shares on the NASDAQ Global Select Market.

On March 2, 2015, NXP announced that the company had entered into a definitive agreement under which it would merge with Freescale Semiconductor, Ltd. (“Freescale”) (the “Merger”). The Merger was consummated on December 7, 2015. As a result, Freescale’s results of operations are included in NXP’s Consolidated Statements of Operations for the period of December 7, 2015 through December 31, 2015.

NXP accounted for the Merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Topic 805, Business Combinations, with NXP treated as the accounting acquirer, see further discussion below.

We are a holding company whose only material assets are the direct ownership of 100% of the shares of NXP B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

Our corporate seat is in Eindhoven, the Netherlands. Our principal executive office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and our telephone number is +31 40 2729999. Our website address is www.nxp.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein. Our registered agent in the United States is Freescale Semiconductor, Inc., 6501 William Cannon Dr. West, Austin, Texas 78735, United States of America, phone number +1 512 895 2000.

RISK FACTORS

An investment in the shares of our ordinary shares involves a high degree of risk. Before you invest in our ordinary shares, in addition to the other information in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in any applicable prospectus supplement, as well as those described in Item 3(D) under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 20-F and any other documents that are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information about how to obtain a copy of these documents. The occurrence of any of these risks could have a material adverse impact on our business, financial condition or results of operations. In any such case, the trading price and liquidity of our ordinary shares could decline, and you may lose part or all of your investment. Various statements in, or incorporated by reference into, this prospectus contain forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and a significant portion of our assets are located outside of the United States. In addition, some of our directors are non-residents of the United States. It may not be possible for holders of our securities to:

•	effect service of process upon certain of our directors or officers and those of our subsidiaries; or

•	enforce judgments of courts of the United States predicated upon civil liability under the U.S. federal securities laws against such persons in the courts of a foreign jurisdiction.

There is doubt as to the enforceability in the Netherlands against any of the persons listed above in an original action or in an action for the enforcement of judgments of U.S. courts of civil liabilities predicated solely upon U.S. federal securities laws.

As there is no treaty between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not necessarily be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files such claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

USE OF PROCEEDS

In the case of a sale of ordinary shares by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of ordinary shares by any Selling Shareholders, we will not receive any of the proceeds from such sale.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus forms a part is used by Selling Shareholders for the resale of any ordinary shares registered thereunder, information about such Selling Shareholders, their beneficial ownership of our ordinary shares and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

DESCRIPTION OF CAPITAL STOCK

The following discussion summarizes the material terms of our ordinary shares, including related provisions of our articles of association and Dutch law. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of association, in effect as of the effective time of the respective offerings, and to Dutch law. You will be able to obtain a copy of our articles of association by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Share Capital

Authorized Share Capital

Our articles of association provide for up to three classes of shares; our ordinary shares and two separate series of preferred shares. No preferred shares have been issued as of the date of this prospectus.

The following table sets forth our authorized share capital as of the date of this prospectus. Our authorized capital amounts to 1,076,257,500 shares and is divided into:

	Nominal value per share	Number of shares authorized	Number outstanding as of December 31, 2015
Ordinary Shares	€0.20	430,503,000	346,002,862
Preferred Shares PA	€0.20	430,503,000	—
Preferred Shares PB	€0.20	215,251,500	—

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require shareholder approval.

Issued Share Capital

As of December 31, 2015, we have 346,002,862 ordinary shares issued and outstanding, all of which are fully paid-up. Each share (whether ordinary or preferred) confers the right to cast one vote.

Issue of Shares

Our board of directors has the power to resolve to issue shares and to determine the price and other terms and conditions of such share issue, if and insofar as the board of directors has been designated by the general meeting of shareholders as the authorized corporate body for this purpose under Dutch law. A designation as referred to above is only valid for a specific period of no more than five years and may from time to time be extended with a period of no more than five years. On June 2, 2015, our general meeting of shareholders has empowered our board of directors to issue additional shares and grant rights to subscribe for ordinary shares, up to 10% of the issued share capital which authorization can be used for general purposes and an additional 10% if the ordinary shares are issued or rights are granted in connection with an acquisition, merger or (strategic) alliance, and to restrict or exclude pre-emptive rights pertaining to (the right to subscribe for) shares for a period of 18 months from June 2, 2015 until December 2, 2016.

Pre-emptive Rights

Under our articles of association, existing holders of our ordinary shares will have pre-emptive rights in respect of future issuances of ordinary shares in proportion to the number of ordinary shares held by them, unless limited or excluded as described below. Holders of our ordinary shares do not have pre-emptive rights in respect of future issuances of preferred shares. Holders of preferred shares will not have pre-emptive rights in respect of any future issuances of ordinary shares. Pre-emptive rights do not apply with respect to (A) shares issued that have been paid for with contributions other than cash or (B) shares issued to employees of one of our group companies. Our board of directors has been empowered by the general meeting of shareholders for a period of eighteen months beginning June 2, 2015 to limit or exclude any pre-emptive rights to which shareholders may be entitled in connection with the issuance of shares. The authority of the board of directors to limit or exclude pre-emptive rights can only be exercised if at that time the authority to issue shares is in full force and effect. The authority to limit or exclude pre-emptive rights may be extended in the same manner as the authority to issue shares. If there is no designation of the board of directors to limit or exclude pre-emptive rights in force, the general meeting of shareholders has authority to limit or exclude such pre-emptive rights.

According to Dutch law, resolutions of the general meeting of shareholders (i) to limit or exclude pre-emptive rights or (ii) to designate the board of directors as the corporate body that has authority to limit or exclude pre-emptive rights, require the approval of at least two-thirds of the votes cast at a meeting of shareholders, if less than 50% of the issued share capital is present or represented. For these purposes, issuances of shares include the granting of rights to subscribe for shares, such as options and warrants, but not the issue of shares upon exercise of such rights.

Form and Transfer of Shares

Our ordinary shares will be issued in registered form only. Our ordinary shares must be fully paid upon issue. Our ordinary shares shall only be available without issue of a share certificate in the form of an entry in our share register. A register of shareholders will be maintained by us or by third parties upon our instruction.

Repurchase by the Company of its Shares

Under Dutch law, a public company with limited liability (naamloze vennootschap) may acquire its own shares, subject to certain provisions of Dutch law and the articles of association, if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called up capital and any reserves required by Dutch law or the articles of association and (ii) the company and its subsidiaries would not thereafter hold shares or hold a pledge over shares with an aggregate par value exceeding 50% of its current issued share capital. Such company may only acquire its own shares if its general meeting of shareholders has granted the board of directors the authority to effect such acquisitions. Our board of directors has been authorized by the general meeting of shareholders for a period of eighteen months beginning June 2, 2015 to have us acquire our own shares up to up to 10% of the issued share capital per June 2, 2015. These shares may also be used to deliver shares under our equity-based compensation plans. No votes could be cast at a general meeting of shareholders on the shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are permitted to vote such shares, if the right of usufruct or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct or a right of pledge.

Capital Reduction

Subject to Dutch law and our articles of association, on June 2, 2015, our general meeting of shareholders has resolved to cancel shares held or to be acquired by us. The number of ordinary shares that will be cancelled shall be determined by the Board of Directors, but may not exceed 20% of the issued share capital as of June 2, 2015. Pursuant to the relevant statutory provisions, cancellation may not be effected earlier than two months after resolution to cancel shares is adopted and publicly announced; this will apply for each tranche.

Dividends and Other Distributions

We currently retain all of our earnings for use in the operation and expansion of our business, to repurchase or redeem ordinary shares, and in the repayment of our debt. We have never declared or paid any cash dividends on our ordinary shares and may not pay any cash dividends in the foreseeable future.

Our ability to pay dividends on our ordinary shares is limited by the agreements related to our debt obligations and may be further restricted by the terms of any future debt or preferred shares. As a result, we currently expect to retain future earnings for use in the operation and expansion of our business and the repayment of our debt, and do not anticipate paying any cash dividends in the foreseeable future. Whether or not dividends will be paid in the future will depend on, among other things, our results of operations, financial condition, level of indebtedness, cash requirements, covenants in our financings, contractual restrictions and other factors that our board of directors and our shareholders may deem relevant. If, in the future, our board of directors decides not to allocate profits to our reserves (making such profits available to be distributed as dividends), any decision to pay dividends on our ordinary shares will be at the discretion of our shareholders. Subject to certain exceptions, dividends may only be paid out of profits as shown in our annual financial statements as adopted by the general meeting of shareholders. Distributions may not be made if the distribution would reduce shareholders’ equity below the sum of the paid-up capital and any reserves required by Dutch law or our articles of association.

Dividends paid out of profits must first be paid on outstanding preferred shares in the sum of the obligatory dividend applicable to such shares. Dividends are paid first on the preferred shares series PA and second on the preferred shares series PB. The dividends paid on the preferred shares shall be based on a percentage of the amount called up and paid-up on those shares. This percentage is equal to the average of the EURIBOR interest charged for cash loans with a term of twelve months as set by the European Central Bank during the financial year for which this distribution is made, increased by a maximum margin of three hundred (300) basis points to be fixed upon the issuance of such shares by the board of directors, which margin may vary for each individual series. If and to the extent that profits are not sufficient to pay dividends on the preferred shares in full, the shortfall must be paid out of reserves, with the exception of any reserves that were formed as share premium reserves upon the issuance of such preferred shares. If in any fiscal year the profit is not sufficient to make the distributions referred to above and if no distribution or only a partial distribution is made from the reserves referred to above, such that the shortfall is not fully distributed, no further distributions will be made as described below until the shortfall has been recovered.

Any profits remaining after payment of any dividends on outstanding preferred shares may be distributed or allocated to the reserves as determined by the board of directors. Insofar as the profits have not been distributed or allocated to the reserves, they are at the free disposal of the general meeting of shareholders provided that no further dividends may be paid on the preferred shares. Our general meeting of shareholders may resolve, on the proposal of our board of directors, to distribute dividends or reserves, wholly or partially, in the form of our ordinary shares.

Dividends and distributions are payable 30 days following the date of declaration.

Dutch law, by providing that the declaration of dividends out of freely disposable profits is the right of the general meeting of shareholders, is different from the corporate law of most jurisdictions in the United States, which permit a corporation’s board of directors to declare dividends.

Dividends and distributions in cash that have not been collected within five years and one day after they have become due and payable shall revert to us.

Financial Year and Auditor

Our financial year coincides with our calendar year. The general meeting of shareholders appoints an auditor to audit the financial statements and to issue a report thereon. Under our audit policy, our board of directors and our audit committee conduct a thorough assessment of the functioning of the external auditor once every three years and either re-appoint the external auditor for the next three years or, if necessary, appoint a new external auditor at such time based on a tender process. On June 2, 2015, the general meeting of shareholders has resolved to re-appoint KPMG Accountants N.V. as our external auditor for the financial years 2015 through 2017.

PLAN OF DISTRIBUTION

We and/or the Selling Shareholders, if applicable, may sell the ordinary shares covered by this prospectus from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	any combination of the foregoing.

Each time that we and/or any Selling Shareholders, if applicable, sell ordinary shares covered by this prospectus, we will provide a prospectus supplement or prospectus supplements that will describe the method of distribution, which may include, without limitation:

•	block trades;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	ordinary brokerage transactions or transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the ordinary shares are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions;

•	transactions in which a broker-dealer may agree with one or more Selling Shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

•	one or more underwritten offerings; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

In addition, the applicable prospectus supplement will set forth the terms and conditions of the offering of the ordinary shares, including, without limitation:

•	the name or names of any underwriters, dealers or agents and the amounts of ordinary shares underwritten or purchased by each of them;

•	the offering price of the ordinary shares and the proceeds to us and/or the Selling Shareholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or re-allowed or paid to dealers;

•	any options under which underwriters may purchase additional ordinary shares from us and/or any Selling Shareholder; and

•	any securities exchange or market on which the ordinary shares may be listed or traded.

Any offering price and any discounts, commissions, concessions or agency fees allowed or re-allowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the ordinary shares offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

We and/or the Selling Shareholders, if applicable, may distribute the ordinary shares from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered ordinary shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any ordinary shares, the ordinary shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The ordinary shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the ordinary shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the ordinary shares if they purchase any of the ordinary shares (other than any ordinary shares purchased upon exercise of any over-allotment option), unless otherwise specified in the applicable prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement naming the underwriter.

We and/or the Selling Shareholders, if applicable, may sell the ordinary shares through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the ordinary shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933 (the “Securities Act”). We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the ordinary shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the ordinary shares may be deemed to be “underwriters” as defined in the Securities Act.

Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the ordinary shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in the applicable prospectus supplement.

Offered ordinary shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the ordinary shares in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our ordinary shares are currently listed on the NASDAQ Global Select Market under the symbol “NXPI.”

The transfer agent for our ordinary shares is American Stock Transfer & Trust Company, LLC.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s NASD Conduct Rule 2720 (“Rule 2720”), that offering will be conducted in accordance with the relevant provisions of Rule 2720.

There can be no assurance that we or the Selling Shareholders will sell all or any of the ordinary shares offered by this prospectus.

Agents, dealers and underwriters may be entitled to indemnification by us and the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain matters as to Dutch law with respect to the validity of our ordinary shares offered hereby will be passed upon for us by De Brauw Blackstone Westbroek N.V. If the ordinary shares are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement, in reliance upon the report dated February 26, 2016 of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states that NXP Semiconductors N.V. excluded an evaluation of the internal control over financial reporting of Freescale Semiconductor, Ltd. including subsidiaries, which was acquired in December 2015.

The consolidated financial statements of Freescale Semiconductor, Ltd. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, furnished on Form 6-K on March 4, 2016 are incorporated by reference herein and in the registration statement, in reliance upon the report dated February 6, 2015 of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We provide our shareholders with annual reports on Form 20-F containing financial statements audited by our independent auditors. We are required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our ordinary shares, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since the prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included copies of these documents as exhibits to our registration statement or, when such documents are incorporated by reference, as exhibits to previous filings that we have made.

For further information about us and our ordinary shares, you may inspect a copy of the registration statement, of the exhibits and schedules to the registration statement, of any documents incorporated by reference into the registration statement or of any reports, statements or other information that we file with the SEC, without charge, at the offices of the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States. You may obtain copies of all or any part of the registration statement from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, United States, upon the payment of the prescribed fees. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports and information statements and other information regarding registrants like us that file electronically with the SEC. Our filings with the SEC are available through the electronic data gathering, analysis and retrieval system of the SEC. You can also inspect our registration statement on this website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC:

(1)	Our annual report on Form 20-F for the fiscal year ended December 31, 2015, filed on February 26, 2016 (File No. 001-34841);

(2)	information set forth under the heading “Unaudited Pro Forma Condensed Combined Financial Information” in our prospectus filed pursuant to Rule 424(b)(3) on June 1, 2015 (File No. 333-203192);

(3)	our report on Form 6-K, furnished to the SEC on March 4, 2016, which contains (a) consolidated financial statements of Freescale as of December 31, 2014 and 2013 and for each of the years in the three year period ended December 31, 2014 including the related KPMG LLP audit report and (b) condensed consolidated financial statements of Freescale as of and for the three and nine months ended October 2, 2015 and October 3, 2014;

(4)	our registration statement on Form 8-A filed on August 3, 2010 (File No. 001-34841);

(5)	any future annual reports on Form 20-F or amendments thereto filed with the SEC after the date of this prospectus and prior to the termination of the offering of the ordinary shares offered by this prospectus; and

(6)	any future reports on Form 6-K that we submit to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in the document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the documents or information that has been or will be incorporated by reference into this prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

NXP Semiconductors N.V.

Attn: Investor Relations

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Telephone: +31 40 272999

The documents or information that has been or will be incorporated by reference into this prospectus can also be requested through, and are available in, the Investors section of our website, which is located at www.nxp.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under Dutch law, indemnification provisions may be included in the articles of association. Accordingly, our articles of association, in effect since August 2, 2010, provide that we will reimburse the members of the board of directors and the former members of the board of directors for damages and various costs and expenses related to claims brought against them in connection with the exercise of their duties. However, these persons will not be entitled to reimbursement if and to the extent that (i) a Dutch court has determined in a final and conclusive decision that the act or failure to act of the person concerned may be characterized as willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness or (ii) the costs or financial loss of the person concerned are covered by insurance and the insurer has paid out the costs or financial loss. We may enter into indemnification agreements with the members of the board of directors and our officers to provide additional indemnification rights. We have purchased directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Item 9.	Exhibits.

See exhibit index, which is incorporated herein by reference.

Item 10.	Undertakings

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1) (ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (A)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, the Netherlands on March 4, 2016.

NXP Semiconductors N.V.

By:	/s/ Richard L. Clemmer
Name:	Richard L. Clemmer
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of NXP Semiconductors N.V., hereby severally constitute and appoint Richard L. Clemmer, Daniel Durn, Guido Dierick and Jean Schreurs, each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard L. Clemmer	Chief Executive Officer and Director (Principal executive officer)	March 4, 2016
Richard L. Clemmer

/s/ Daniel Durn Daniel Durn	Chief Financial Officer (Principal financial and accounting officer)	March 4, 2016

/s/ Sir Peter Bonfield	Non-executive Director and Chairman of the Board	March 4, 2016
Sir Peter Bonfield

/s/ Johannes P. Huth	Non-executive Director and Vice-Chairman of the Board	March 4, 2016
Johannes P. Huth

/s/ Kenneth A. Goldman	Non-executive Director	March 4, 2016
Kenneth A. Goldman

/s/ Dr. Marion Helmes	Non-executive Director	March 4, 2016
Dr. Marion Helmes

/s/ Josef Kaeser	Non-executive Director	March 4, 2016
Josef Kaeser

/s/ Ian Loring	Non-executive Director	March 4, 2016
Ian Loring

/s/ Eric Meurice	Non-executive Director	March 4, 2016
Eric Meurice

/s/ Peter Smitham	Non-executive Director	March 4, 2016
Peter Smitham

/s/ Julie Southern	Non-executive Director	March 4, 2016
Julie Southern

/s/ Gregory L. Summe	Non-executive Director	March 4, 2016
Gregory L. Summe

/s/ Dr. Rick Tsai	Non-executive Director	March 4, 2016
Dr. Rick Tsai

SIGNATURES

The undersigned, the duly authorized representative in the United States of NXP Semiconductors N.V., hereby severally constitutes and appoints Richard L. Clemmer, Dan Durn, Guido Dierick and Jean Schreurs, each of them singly (with full power to each of them to act alone), its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of NXP Semiconductors N.V., has signed this registration statement or amendment thereto in Austin, TX, on March 4, 2016.

NXP Semiconductors N.V.

Authorized Representative in the United States

By:	/s/ Tim Shelhamer
Name:	Tim Shelhamer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement for ordinary shares

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 7 to the Registration Statement on Form F-1 of NXP Semiconductors N.V., filed on August 2, 2010 (File No. 333-166128))

3.2	Articles of Association of NXP Semiconductors N.V. (incorporated by reference to Exhibit 3.2 of Amendment No. 7 to the Registration Statement on Form F-1 of NXP Semiconductors N.V., filed on August 2, 2010 (File No. 333-166128))

5.1	Opinion De Brauw Blackstone Westbroek N.V.

23.1	Consent of KPMG Accountants N.V.

23.2	Consent of KPMG LLP

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page in Part II of this registration statement)

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference